Exhibit 99.1

FOR IMMEDIATE RELEASE

Sachem Capital Reports Revenue Increase of 26% for Q3 2020

Conference Call and Webcast to be held at 8:00 AM ET on Tuesday, November 10, 2020

Branford, Connecticut, November 9, 2020 -- Sachem Capital Corp. (NYSE American: SACH) announces its financial results for the third quarter ended September 30, 2020. The company will host a conference call on Tuesday, November 10th, 2020 at 8:00 a.m. Eastern Standard Time to discuss in greater detail its financial condition and operating results for the third quarter of 2020.

John Villano, CPA, the company’s Chief Executive and Chief Financial Officer stated: “We continue to achieve strong financial performance despite the COVID-19 pandemic, as evidenced by a 26% increase in third quarter 2020 revenue versus the same period last year. Importantly, the fix-and-flip market has continued to improve in our traditional markets, as evidenced by an increase in the number of loan pay-offs and new loans. As a result, we have relaxed some of the precautionary measures we put in place due to COVID-19, increasing our loan-to-value ratio back to 70% while still maintaining a cautionary approach. Moreover, we are aggressively expanding our mortgage loan portfolio in new markets such as Florida.”

“Looking ahead, our loan pipeline is more robust than ever. For this reason, we recently completed a public offering for gross proceeds of $14 million to fund new real estate loans. Nevertheless, we remain focused on prudently deploying this capital as well as maintaining disciplined underwriting and a conservative loan-to-value ratio. As a result, we remain highly encouraged by the outlook for the rest of this year and our prospects for 2021.”

Results of operations – three months ended September 30, 2020

Total revenue for the three months ended September 30, 2020, was approximately $4.3 million compared to approximately $3.4 million for the three months ended September 30, 2019, an increase of approximately 26%. For the third quarter of 2020, interest income and net origination fees were approximately $3.5 million and $393,000, respectively. In comparison, for the three months ended September 30, 2019, interest income and net origination fees were approximately $2.4 million and $497,000, respectively.

Total operating costs and expenses for the three months ended September 30, 2020, were approximately $2.1 million compared to $1.3 million for the three months ended September 30, 2019. Compared to the 2019 period, in the 2020 period interest expense and amortization of deferred financing costs increased approximately $724,000 due to the increase in the company’s overall indebtedness, which was $85.6 million at September 30, 2020, compared to $24.5 million at September 30, 2019.

Net income for the three months ended September 30, 2020 was approximately $2.1 million, or $0.10 per share, compared to $2.1 million, or $0.10 per share for the three months ended September 30, 2019.

Results of operations – nine months ended September 30, 2020

Total revenue for the nine months ended September 30, 2020 was approximately $12.9 million compared to approximately $9.8 million for the nine months ended September 30, 2019, an increase of approximately 32%. For the nine months ended September 30, 2020, interest income was approximately $9.6 million and net origination fees were approximately $1.6 million, respectively. In comparison, for the nine months ended September 30, 2019, interest income and net origination fees were approximately $7.5 million and $1.2 million, respectively.

Total operating costs and expenses for the nine months ended September 30, 2020, were approximately $6.3 million compared to $4.5 million for the nine months ended September 30, 2019. The increase in operating costs and expenses is primarily attributable to the increase in the company’s lending operations.

Net income for the nine months ended September 30, 2020 was approximately $6.7 million, or $0.30 per share, compared to approximately $5.3 million, or $0.30 per share for the nine months ended September 30, 2019.

Financial Condition

Overall, total assets increased by approximately $28.4 million as of September 30, 2020, compared to December 31, 2019, and total liabilities increased approximately $27.1 million during the same period. In addition, shareholders’ equity increased by approximately $1.3 million compared to December 31, 2019.

During the third quarter of 2020, the Company sold $14.36 million aggregate principal amount of its 7.75% unsecured, unsubordinated notes due 2025. The net proceeds of the offering were approximately $13.62 million after payment of underwriting discounts and commissions and estimated offering expenses. In October 2020, the Company subsequently sold an additional $14 million aggregate principal amount of its 7.75% unsecured, unsubordinated notes due 2025. The net proceeds of the offering were approximately $13.4 million after payment of underwriting discounts and commissions and estimated offering expenses.

On October 16, 2020, the Company’s board of directors authorized and declared a quarterly dividend of $0.12 per share to be paid to shareholders of record as of the close of trading on the NYSE American on October 26, 2020. The dividend was paid on November 4, 2020.

Investor Conference Call

The company will host a conference call on Tuesday, November 10th, 2020 at 8:00 a.m., Eastern Standard Time, to discuss in greater detail its financial results for the third quarter ending September 30, 2020, as well as its outlook for the balance of 2020. Interested parties can access the conference call by calling 844-407-9500 for U.S. callers, or 862-298-0850 for international callers. The call will be available on the company’s website via webcast at https://www.sachemcapitalcorp.com. John Villano, the company’s Chief Executive and Chief Financial Officer will lead the conference call.

The webcast will also be archived on the company’s website and a telephone replay of the call will be available approximately one hour following the call, through Tuesday, November 24, 2020, and can be accessed by calling: 877-481-4010 for U.S. callers or 919-882-2331 for international callers and entering conference ID: 38542.

About Sachem Capital Corp.

Sachem Capital Corp. specializes in originating, underwriting, funding, servicing, and managing a portfolio of first mortgage loans. It offers short term (i.e., three years or less) secured, nonbanking loans (sometimes referred to as “hard money” loans) to real estate investors to fund their acquisition, renovation, development, rehabilitation or improvement of properties located primarily in Connecticut. The company does not lend to owner occupants. The company’s primary underwriting criteria is a conservative loan to value ratio. The properties securing the company’s loans are generally classified as residential or commercial real estate and, typically, are held for resale or investment. Each loan is secured by a first mortgage lien on real estate. Each loan is also personally guaranteed by the principal(s) of the borrower, which guaranty may be collaterally secured by a pledge of the guarantor’s interest in the borrower. The company also makes opportunistic real estate purchases apart from its lending activities. The company believes that it qualifies as a real estate investment trust (REIT) for federal income tax purposes and has elected to be taxed as a REIT beginning with its 2017 tax year.

Forward Looking Statements

This press release may contain forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. The words “anticipate,” “estimate,” “expect,” “project,” “plan,” “seek,” “intend,” “believe,” “may,” “might,” “will,” “should,” “could,” “likely,” “continue,” “design,” and the negative of such terms and other words and terms of similar expressions are intended to identify forward- looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to several risks, uncertainties and assumptions as described in our Annual Report on Form 10-K for 2019 filed with the U.S. Securities and Exchange Commission on March 30, 2020. Because of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. In addition, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We disclaim any duty to update any of these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements as well as others made in this press release. You should evaluate all forward-looking statements made by us in the context of these risks and uncertainties.

Investor & Media Contact:

Crescendo Communications, LLC

Email: sach@crescendo-ir.com

Tel: (212) 671-1021

SACHEM CAPITAL CORP.

BALANCE SHEETS

	September 30, 2020	December 31, 2019
	(Unaudited)	(Audited)
Assets
Assets:
Cash and cash equivalents	$5,384,073	$18,841,937
Investments	27,688,794	15,949,802
Mortgages receivable	124,131,879	94,348,689
Interest and fees receivable	1,551,333	1,370,998
Other receivables	87,307	141,397
Due from borrowers	1,501,470	840,930
Prepaid expenses	106,816	24,734
Property and equipment, net	1,418,442	1,346,396
Deposits on property and equipment	172,210	71,680
Real estate owned	7,523,584	8,258,082
Deferred financing costs	66,086	16,600

Total assets	$169,631,994	$141,211,245

Liabilities and Shareholders' Equity
Liabilities:
Notes payable (net of deferred financing costs of $3,074,115 and $2,687,190)	$69,452,636	$55,475,810
Mortgage payable	771,785	784,081
Line of credit	12,080,569	—
Accounts payable and accrued expenses	522,453	249,879
Other loans	257,845	—
Security deposits held	13,416	7,800
Advances from borrowers	1,413,974	848,268
Deferred revenue	1,114,721	1,205,740
Notes payable	60,130	75,433
Accrued interest	80,672	3,416
Total liabilities	85,768,201	58,650,427
Commitments and Contingencies

Shareholders’ equity:
Preferred shares - $.001 par value; 5,000,000 shares authorized; no shares issued	—	—
Common stock - $.001 par value; 100,000,000 shares authorized; 22,117,301 issued and outstanding	22,117	22,117
Paid-in capital	83,810,276	83,856,308
Accumulated other comprehensive loss	(37,596)	(50,878)
Retained earnings (accumulated deficit)	68,996	(1,266,729)
Total shareholders' equity	83,863,793	82,560,818
Total liabilities and shareholders' equity	$169,631,994	$141,211,245

SACHEM CAPITAL CORP.

STATEMENTS OF COMPREHENSIVE INCOME

(unaudited)

	Three Months Ended		Nine Months
	September 30,		Ended September 30,
	2020	2019	2020	2019
Revenue:
Interest income from loans	$3,473,304	$2,442,750	$9,640,387	$7,509,155
Interest income on investments	32,483	28,148	163,161	28,148
Gain/(loss)on sale of investment securities	(21,858)	—	415,301	—
Origination fees, net	393,097	497,237	1,551,652	1,202,777
Late and other fees	10,955	18,149	46,835	205,182
Processing fees	37,445	44,870	123,568	121,470
Rental income, net	9,593	9,446	49,777	82,350
Other income	336,789	325,523	904,071	622,054
Net gain on sale of real estate	—	12,927	—	20,076
Total revenue	4,271,808	3,379,050	12,894,752	9,791,212

Operating costs and expenses:
Interest and amortization of deferred financing costs	1,262,278	537,878	3,564,533	1,611,332
Compensation, fees and taxes	496,058	476,404	1,220,412	1,325,822
Stock based compensation	4,107	4,107	12,321	12,327
Professional fees	158,206	105,053	400,868	259,275
Other expenses and taxes	26,247	39,355	61,484	70,683
Exchange fees	22,713	11,343	29,986	32,850
Expense in connection with termination of LOC	—	—	—	779,641
Impairment	—	—	495,000	—
Net loss on sale of real estate	2,816	—	7,276	—
Depreciation	15,348	18,618	46,318	44,286
General and administrative expenses	145,251	131,206	412,677	400,561

Total operating costs and expenses	2,133,024	1,323,964	6,250,875	4,536,777

Net income	2,138,784	2,055,086	6,643,877	5,254,435

Other comprehensive income (loss)
Unrealized gain (loss) on investment securities	(72,785)	—	13,282	—

Comprehensive income	$2,065,999	$2,055,086	$6,657,159	$5,254,435

Basic and diluted net income per common share outstanding:
Basic	$0.10	$0.10	$0.30	$0.30
Diluted	$0.10	$0.10	$0.30	$0.30

Weighted average number of common shares outstanding:
Basic	22,117,301	21,336,870	22,117,301	17,662,480
Diluted	22,117,301	21,336,870	22,117,301	17,622,480

SACHEM CAPITAL CORP.

STATEMENTS OF CASH FLOW

(unaudited)

	Nine Months
	Ended September 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$6,643,877	$5,254,435
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of deferred financing costs	357,497	159,872
Depreciation expense	46,318	44,286
Stock based compensation	12,321	12,327
Impairment loss	495,000	—
Loss (gain) on sale of real estate	7,276	(20,076)
Abandonment of office furniture	—	12,000
Costs in connection with termination of line of credit		439,446
Realized gain on investments	(415,301)	—
Changes in operating assets and liabilities:
(Increase) decrease in:
Escrow deposits	—	12,813
Interest and fees receivable	(180,335)	(454,487)
Other receivables	54,090	(67,237)
Due from borrowers	(273,202)	2,122,939
Prepaid expenses	(82,082)	(22,305)
Deposits on property and equipment	(100,530)	(37,881)
(Decrease) increase in:
Due to note purchaser	—	(176,619)
Accrued interest	77,256	3,323
Accounts payable and accrued expenses	272,574	(159,512)
Deferred revenue	(91,019)	9,261
Advances from borrowers	565,706	180,889
Total adjustments	745,569	2,059,039
NET CASH PROVIDED BY OPERATING ACTIVITIES	7,389,446	7,313,474

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of investments	(37,216,177)	—
Proceeds from the sale of investments	25,905,769	—
Proceeds from sale of real estate owned	1,816,522	362,136
Acquisitions of and improvements to real estate owned	(1,584,300)	(443,217)
Purchase of property and equipment	(118,364)	(196,603)
Security deposits held	5,616	—
Principal disbursements for mortgages receivable	(68,029,798)	(42,163,704)
Principal collections on mortgages receivable	37,859,270	27,917,331
NET CASH USED FOR INVESTING ACTIVITIES	(41,361,462)	(14,524,057)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from line of credit	14,080,569	42,720,829
Repayment of line of credit	(2,000,000)	(69,939,952)
Proceeds from notes sold to shareholder	—	1,017,000
Repayment of notes sold to shareholder	—	(2,217,000)
Principal payments on mortgage payable	(12,296)	—
Principal payments on notes payable	(15,303)	—
Dividends paid	(5,308,152)	(7,027,746)
Financing costs incurred	(108,353)	(6,836)
Proceeds from other loans	257,845	—
Proceeds from mortgage payable	—	795,000
Repayment of mortgage payable	—	(297,837)
Proceeds from notes payable, net	—	68,634
Proceeds from issuance of common stock	—	30,736,148
Costs associated with the issuance of common stock	—	(147,002)
Gross proceeds from issuance of fixed rate notes	14,363,750	23,663,000
Financing costs incurred in connection with fixed rate notes	(743,908)	(1,307,571)
NET CASH PROVIDED BY FINANCING ACTIVITIES	20,514,152	18,056,667

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(13,457,864)	10,846,084

CASH AND CASH EQUIVALENTS- BEGINNING OF YEAR	18,841,937	158,859

CASH AND CASH EQUIVALENTS - END OF PERIOD	$5,384,073	$11,004,943

SACHEM CAPITAL CORP.

STATEMENTS OF CASH FLOW (Continued)

(unaudited)

	Nine Months Ended
	September 30,
	2020	2019
SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION
Taxes paid	$—	$—
Interest paid	$2,093,080	$472,329

SUPPLEMENTAL INFORMATION-NON-CASH
Dividends declared and payable	$—	$—

SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES

Real estate acquired in connection with the foreclosure of certain mortgages, inclusive of interest and other fees receivable, during the period ended September 30, 2019 amounted to $2,265,927.

During the nine months ended September 30, 2019, the Company purchased equipment for $13,005 subject to a capital lease.

During the nine months ended September 30, 2019, Mortgages receivable, affiliate in the amount of $879,457 were reduced to $0 as the underlying loans were transferred to the Company and are included in Mortgages receivable.

Real estate acquired in connection with the foreclosure of certain mortgages, inclusive of interest and other fees receivable, during the period ended September 30, 2020 amounted to $170,383.

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